Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Table

Form S-1

(Form Type)

Primo Brands Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of registration fee (rounded up)

Fees to be Paid	Equity	Class A common stock, par value $0.01 per share	457(c)	218,618,368(2)	$32.84(3)	$7,179,427,205.12	0.00015310	$1,099,170.31

Fees to be Paid	Equity	Class A common stock, par value $0.01 per share	457(h)	206,040(4)	$14.63(5)	$3,014,365	0.00015310	$461.50

	Total Offering Amounts							$1,099,631.80

	Total Fee Offsets

	Net Fee Due							$1,099,631.80

(1)

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)

Represents the sum of (i) 154,105,789 shares of Class A common stock held by certain holders of the registrant and (ii) 64,512,579 shares of Class A common stock issuable upon conversion of the Class B common stock of the registrant held by certain holders of the registrant.

(3)

Pursuant to Rule 457(c) under the Securities Act and estimated solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based upon the average of the $33.12 (high) and $32.56 (low) sale price of the Class A common stock as reported on the New York Stock Exchange on January 22, 2025 (such date being within five business days prior to the filing of this registration statement).

(4)

Represents the sum of (i) 86,130 shares of Class A common stock issuable upon the exercise of options outstanding under the Legacy Primo Water Corporation Equity Incentive Plan and (ii) 119,910 shares of Class A common stock issuable upon the exercise of options outstanding under the Legacy Primo Water Corporation 2018 Equity Incentive Plan.

(5)

Pursuant to Rule 457(h) under the Securities Act and estimated solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based on the weighted-average exercise price at which the options covered by this registration statement may be exercised.